Exhibit 99.1

InfoSpace, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2011

(Amounts in thousands, except per share data)

	Historical InfoSpace (1)	Mercantila (2)		Pro Forma InfoSpace
ASSETS

Current assets:
Cash and cash equivalents	$149,053	$2,512		$146,541
Short-term investments, available-for-sale	100,713			100,713
Accounts receivable, net	20,637	306		20,331
Other receivables	1,872	922		950
Prepaid expenses and other current assets	2,955	1,142		1,813

Total current assets	275,230	4,882		270,348

Property and equipment, net	7,521	278		7,243
Goodwill	69,878	12,413		57,465
Other intangible assets, net	1,262	979		283
Other long-term assets	4,334			4,334

Total assets	$358,225	$18,552		$339,673

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,299	$2,562		$11,737
Accrued expenses and other current liabilities	24,273	2,563		21,710

Total current liabilities	38,572	5,125		33,447

Other long-term liabilities	1,025			1,025

Total liabilities	39,597	5,125		34,472

Investment in Mercantila, net		13,427	(3)	(13,427)

Stockholders’ equity:
Common stock	4			4
Additional paid-in capital	1,327,935			1,327,935
Accumulated deficit	(1,009,338)			(1,009,338)
Accumulated other comprehensive income	27			27

Total stockholders’ equity	318,628	—		318,628

Total liabilities and stockholders’ equity	$358,225	$18,552		$339,673

See accompanying notes to unaudited Pro Forma Condensed Consolidated Financial Statements.

InfoSpace, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three months ended March 31, 2011

(Amounts in thousands, except per share data)

	Historical InfoSpace (4)	Mercantila (5)	Pro Forma InfoSpace
Revenues:
Services	$51,650	$—	$51,650
Product	9,979	9,979	—

Total revenues	61,629	9,979	51,650

Cost of sales:
Services	31,716	—	31,716
Product	8,761	8,761	—

Total cost of sales	40,477	8,761	31,716

Gross profit	21,152	1,218	19,934

Expenses and other income:
Engineering and technology	2,197	534	1,663
Sales and marketing	9,495	2,528	6,967
General and administrative	5,462	301	5,161
Depreciation	677	15	662
Amortization of other intangible assets	121	121	—
Other loss (income), net	(65)	10	(75)

Total expenses and other loss (income)	17,887	3,509	14,378

Income (loss) before income taxes	3,265	(2,291)	5,556

Income tax benefit (expense)	(1,130)	802 (6)	(1,932)

Net income (loss)	$2,135	$(1,489)	$3,624

Income per share - Basic	$0.06		$0.10

Income per share - Diluted	$0.06		$0.10

Weighted average shares outstanding used in computing basic income per share	36,339		36,339

Weighted average shares outstanding used in computing diluted income per share	37,084		37,084

See accompanying notes to unaudited Pro Forma Condensed Consolidated Financial Statements.

InfoSpace, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2010

(Amounts in thousands, except per share data)

	Historical InfoSpace (7)	Mercantila (5)	Pro Forma InfoSpace
Revenues:
Services	$214,343	$—	$214,343
Product	32,492	32,492	—

Total revenues	246,835	32,492	214,343

Cost of sales:
Services	129,972	—	129,972
Product	28,578	28,578	—

Total cost of sales	158,550	28,578	129,972

Gross profit	88,285	3,914	84,371

Expenses and other income:
Engineering and technology	9,749	1,278	8,471
Sales and marketing	35,822	7,677	28,145
General and administrative	33,454	612	32,842
Depreciation	3,177	39	3,138
Amortization of other intangible assets	283	283	—
Other income, net	(15,313)	(66)	(15,247)

Total expenses and other income	67,172	9,823	57,349

Income (loss) before income taxes	21,113	(5,909)	27,022

Income tax benefit (expense)	(7,410)	2,068 (6)	(9,478)

Net income (loss)	$13,703	$(3,841)	$17,544

Income per share - Basic	$0.38		$0.49

Income per share - Diluted	$0.37		$0.48

Weighted average shares outstanding used in computing basic income per share	35,886		35,886

Weighted average shares outstanding used in computing diluted income per share	36,829		36,829

See accompanying notes to unaudited Pro Forma Condensed Consolidated Financial Statements.

InfoSpace, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Three months ended March 31, 2011, and year ended December 31, 2010

The accompanying unaudited Pro Forma Condensed Consolidated Financial Statements consist of the historical Consolidated Financial Statements of the Company, adjusted to exclude the carrying value of assets and liabilities from the balance sheet, and exclude the historical results of the Company’s Mercantila business, as described below:

(1)

Represents the unaudited balance sheet accounts of the Company as previously presented in the Company’s unaudited condensed consolidated balance sheet in its Quarterly Report on Form 10-Q as of March 31, 2011, before reflecting its Mercantila business as discontinued operations.

(2)	Represents the unaudited balance sheet accounts of the Company’s Mercantila business as of March 31, 2011, before reflecting its Mercantila business as discontinued operations.

(3)	Represents the net carrying value of the Company’s investment in the Mercantila business.

(4)

Represents the results of operations of the Company as previously presented in the Company’s unaudited condensed consolidated statement of operations in its Quarterly Report on Form 10-Q for the three months ended March 31, 2011, before reflecting its Mercantila business as discontinued operations.

(5)

Represents the operating results of the Company’s Mercantila business for the periods presented, and only includes the results after May 10, 2010, which was the date that the Company acquired certain assets from Mercantila, Inc.

(6)	Represents income taxes attributed to the Company’s Mercantila business at an effective rate of 35%.

(7)

Represents the results of operations of the Company as previously presented in the Company’s consolidated statements of operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, before reflecting its Mercantila business as discontinued operations.